EXHIBIT 2.i.A

                                                                 Form of Warrant

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED,
HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS.


              ___________ Shares of Common Stock Warrant No. ___


                                     WARRANT
                           To Purchase Common Stock of
                      TOTAL WORLD TELECOMMUNICATIONS, INC.


      i.    GRANT OF WARRANT.

            (a) THIS IS TO CERTIFY THAT _______________________,  a ____________
__________, or its permitted registered assigns ("HOLDER"), is entitled to exercise this Warrant to purchase from Total World Telecommunications, Inc., a Delaware corporation (the "COMPANY"), the number of shares of common stock, par value $.00001 per share, of the Company (the "COMMON STOCK"), as determined pursuant to SECTION 1(B) below, all on the terms and conditions and pursuant to the provisions hereinafter set forth. This Warrant is being granted pursuant to the terms of that certain Stock Purchase Agreement, of even date herewith (the "AGREEMENT"), by and among the Company, Holder and certain other parties, and the Company and Holder intend to be bound hereby and thereby. Any capitalized terms not defined herein will have the meanings set forth in the Agreement.

            (b)The number of shares of Common Stock into which this Warrant is exercisable shall be calculated as follows:

                  (i) Beginning with the month ended January 31, 1997, and for all months during 1997, the Purchaser shall cause the gross revenues for Nettouch Communications, Inc., a Texas corporation ("NCI"), to be calculated for such month. Such gross revenues shall be rounded up to the next highest $100,000 increment (the "ROUNDED GROSS REVENUES") (by way of





                                    EX 2.i-27
      example only, if gross revenues for a month were $2,631,000, Rounded Gross Revenues would be equal to $2,700,000 for that month, and if gross revenues for a month were $2,661,000, Rounded Gross Revenues would be equal to $2,700,000 for that month). (ii) Rounded Gross Revenues for any month shall be reduced by the greater of (A) $2,000,000 or (B) the highest Rounded Gross Revenues calculated for any previous month, but no earlier than November, 1996 (the "ADJUSTED GROSS REVENUES"). (iii) For each month in which Adjusted Gross Revenues exceed zero such number shall be divided by six (6) (the "MONTHLY WARRANT NUMBER"). (iv) The Monthly Warrant Number for any month shall be added to the Monthly Warrant Number for all previous months to arrive at the "CUMULATIVE WARRANT NUMBER." (v) The Number of shares of Common Stock into which this Warrant is exercisable at any time shall be equal to the Cumulative Warrant Number less the number of shares of Common Stock into which this Warrant has already been exercised at that time. (vi) The Company shall cause the calculations of Rounded Gross Revenues, Adjusted Gross Revenues, the Monthly Warrant Number and the Cumulative Warrant Number for any month to be made on or prior to the 20th day of the next succeeding month.

            (c) For the  purposes  of the  calculations  made  pursuant  to this
SECTION 1, the Company shall cause NCI to maintain separate records with respect to NCI's business in a manner which accurately reflects the business of the NCI as if it continued to be operated as a separate business. All calculations made pursuant to this SECTION 1 shall be done in accordance with generally accepted accounting principles, consistently applied.

            (d) With respect to each month, the Company shall deliver a statement to Holder showing the calculation of Rounded Gross Revenues, Adjusted Gross Revenues, the Monthly Warrant Number and the Cumulative Warrant Number through such month, on or prior to the 22nd day of the next succeeding month. Unless Holder notifies the Company in writing that Holder disagrees with the Company's determinations within five (5) days after receipt of such written determinations, then such determinations shall be conclusive and binding upon Holder and the Company. If Holder disagrees with such determinations, and within the aforementioned five (5) day period has notified the Company, in writing, thereof, specifying in detail the basis of such disagreement, then Holder and the Company shall attempt to resolve their differences with respect thereto within five (5) days after the Company's receipt of written notice of such disagreement. Any such dispute that is not resolved within such five (5) day period shall be submitted to binding resolution by either (i) an independent accounting firm selected within ten (10) days thereafter by agreement of Holder






                                    EX 2.i-28
and the Company or (ii) in the event Holder and the Company have been unable to select a firm by agreement within the prescribed time period, a "Big Six" accounting firm selected by lot, after eliminating the accountants of the Company. The determinations of any accounting firm so selected (the "REVIEW ACCOUNTANTS") with respect to the determinations to be made pursuant to this
SECTION 1 shall be conclusive and binding upon the parties. The Company and the objecting Holder shall each pay one-half of the fees and expenses of any Review Accountants selected to resolve any dispute between the parties regarding such determination.

    ii. EXERCISE PRICE. The exercise price per share of Common Stock shall be $7.75 per share (the "EXERCISE PRICE"). Such Exercise Price and the number of shares of Common Stock into which this Warrant is exercisable are subject to adjustment from time to time as provided in SECTION 9 hereof.

   iii. EXERCISE. This Warrant may be exercised at any time or from time to time on or after the date of issuance hereof; PROVIDED, HOWEVER, that this Warrant shall be void and all rights represented hereby shall cease unless exercised in full before December 31, 2000 (the "EXPIRATION DATE"); PROVIDED, HOWEVER, that any default of any covenant or obligation of the Company pursuant to the Agreement or any other document or agreement executed in connection therewith shall extend the Expiration Date for the number of days that such default remains uncured or not waived.

    iv.     EXERCISE PROCEDURE.

            (a) In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its principal office at ________________________, ________________, or at such other office as shall be designated by the Company pursuant to the Agreement:

                  (i) written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased pursuant to such exercise;

                (ii) either (A) cash or bank check payable to the order of the Company, or (B) notice that the Exercise Price is satisfied by reduction of the number of shares of Common Stock to be received by Holder upon exercise of this Warrant as provided in SECTION 5 below, with the amount of such reduction specified in such notice; in each case such cash or reduction of shares of Common Stock to be in an amount equal to the aggregate purchase price for all shares of Common Stock to be purchased pursuant to such exercise; and





                                    EX 2.i-29

               (iii)    this Warrant, properly endorsed.

            (b) Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, execute or cause to be executed and deliver or cause to be delivered to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be registered in the name of such Holder, or, subject to the restrictions set forth in the Agreement, such other name as shall be designated in said notice.

            (c) This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other person so designated to be named therein shall be deemed to have become a Holder of record of such shares of Common Stock for all purposes, as of the date that said notice, together with said payment (or notice of intent to reduce the Exercise Price as provided in SECTION 5 below) and this Warrant, is received by the Company as aforesaid. The Holder of this Warrant shall not, by virtue of its ownership of this Warrant, be entitled to any rights of a shareholder in the Company, either at law or in equity; PROVIDED, HOWEVER, such Holder shall, for all purposes, be deemed to have become the Holder of record of such shares of Common Stock on the date on which this Warrant is surrendered to the Company in the immediately preceding sentence. If the exercise is for less than all of the shares of Common Stock issuable as provided in the Warrant, the Company will issue a new Warrant of like tenor and date for the balance of such shares issuable hereunder to Holder. The rights of the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant and the Agreement.

      v. "CASHLESS" EXERCISE. At the option of the Holder, the Holder may exercise this Warrant, without a cash payment of the Exercise Price, by designating that the number of shares of Common Stock issuable to Holder upon such exercise shall be reduced by the number of shares having a fair market value equal to the amount of the total exercise price for such exercise. In such instance, no cash or other consideration will be paid by Holder in connection with such exercise other than the surrender of the Warrant itself, and no commission or other remuneration will be paid or given by Holder or the Company in connection with such exercise.

    vi. TAXES. The issuance of any shares of Common Stock or other certifi-cate upon the exercise of this Warrant shall be made without charge to the registered Holder hereof, or for any tax in respect of the issuance of such certificate.




                                    EX 2.i-30

   vii. TRANSFER. This Warrant and all options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by the Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed. The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares of Common Stock not transferred.

  viii. CASH IN LIEU OF FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise of this Warrant. If the Holder of this Warrant would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a share, the Company shall pay such amount as indicated under SECTION 9(D) hereof.

    ix. ADJUSTMENTS. If any of the following events shall occur at any time or from time to time prior to the Expiration Date, the following adjustments shall be made in the Exercise Price and/or the number of shares of Common Stock then purchasable upon the exercise of this Warrant, as appropriate:

            (a) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable under this Warrant shall be proportionately increased; and conversely, in case the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable hereunder shall be proportionately reduced.

            (b) If the Company shall declare a dividend on its Common Stock payable in the capital stock or other securities of the Company or of any other corporation, or in cash or other property, to holders of record of Common Stock as of a date prior to the date of exercise of this Warrant, Holder, shall, without additional cost, be entitled to receive upon the exercise of this Warrant, in addition to the Common Stock to which Holder is otherwise entitled upon such exercise, the number of shares of the capital stock or other securities, cash or property that Holder would have been entitled to receive if






                                    EX 2.i-31

Holder had been a holder of the number of shares of Common Stock that Holder actually receives upon exercise of this Warrant on such record date.

            (c) In case of any capital reorganization or reclassification of the Common Stock, or the consolidation or merger of the Company with or into another corporation, or any sale of all or substantially all of the Company's property or assets, or any liquidation of the Company, Holder upon the exercise of this Warrant on or before the record date for determination of shareholders entitled thereto, shall receive, in lieu of any shares of Common Stock, the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock as is allocable to the shares of Common Stock then exercisable under this Warrant.

            (d) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but Holder shall pay a cash adjustment in respect of any fraction of a share that would otherwise be issuable in an amount equal to the same fraction of the fair market value per share of Common Stock on the day of exercise.

      x.    NOTICES OF CERTAIN EVENTS.

            (a) In the event of (i) any setting by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares of the capital stock or any other securities or property, or to receive any other right, or (ii) any capital reorganization of the Company or reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (iii) any voluntary dissolution or winding up of the Company or (iv) any proposed issue or grant by the Company of any shares of the capital stock or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of the capital stock or any other securities of the Company (other than Common Stock issued pursuant to exercise of this Warrant) then and in each such event the Company will mail or cause to be mailed to the holders of this Warrant at the time outstanding a notice specifying, as the case may be,
(A) the date on which any such record is to be set for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution, or right; (B) the date as of which the holders of record shall be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution,






                                    EX 2.i-32
liquidation, or winding-up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such event; or (D) the amount and character of any capital stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the consideration to be received therefor and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant will be offered or made.

            (b) If there shall be any adjustment as provided in SECTION 9, or if securities or property other than shares of Common Stock of the Company shall become purchasable in lieu of shares of such Common Stock upon exercise of this Warrant, the Company shall forthwith cause written notice thereof to be sent as provided in the Agreement, to the holder of this Warrant at the address of such holder shown on the books of the Company, which notice shall be accompanied by a certificate of the chief financial officer of the Company setting forth in reasonable detail the basis for the holders becoming entitled to purchase such shares and the number of shares that may be purchased and the Exercise Price thereof, or the facts requiring any such adjustment and the Exercise Price and number of shares purchasable after such adjustment, or the kind and amount of any such securities or property so purchasable upon the exercise of this Warrant, as the case may be. At the request of holder and upon surrender of this Warrant, the Company shall reissue this Warrant in a form conforming to such adjustments.

    xi. LOST, STOLEN, MUTILATED, OR DESTROYED WARRANTS. If this Warrant shall become lost, stolen, mutilated, or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose, including, without limitation, the delivery by Holder to the Company (at the Holder's expense) of an affidavit of lost instrument and an indemnity agreement, issue a new Warrant of like denomination, tenor, and date as so lost, stolen, mutilated or destroyed. The Holder agrees to pay the reasonable expenses incurred by the Company in connection with such reissuance. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.






                                    EX 2.i-33

   xii. APPLICABLE LAW. THIS WARRANT SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF).

  xiii. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder hereof and, shall be enforceable by any such Holder.

   xiv.     HEADINGS.   Headings of the paragraphs in this  Warrant are for con-
venience and reference only and shall not, for any purpose, be deemed a part of this Warrant.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued.

      DATED as of December ____, 1996.

                                    TOTAL WORLD TELECOMMUNICATIONS, INC.



                                       By:______________________________________
                                      Name:
                                     Title:





                                    EX 2.i-34